Exhibit 10.21

Fixed-Term Building Lease Contract between Yoshitsu Co., Ltd and Seihinkokusai Co., Ltd. dated on March 22, 2021, for Physical Store Hakuba

-Lender and Management Company: Seihinkokusai Co., Ltd

-Borrower: Yoshitsu Co., Ltd

-Details of the Rental Property and Fee:

●	Name: Grand Phenix Hakuba

●	Type: Commercial Building

●	Rental Floor: 1st and 2nd Floor (388.99 m2 and 269.05m2)

●	Usage: Operating a drug-store

●	Period of the Contract: April 1, 2021 - December 31, 2023

●	Guarantee : 50 Million JPY

●	Rental Fee: 1 Million per Month

- Special Contract

(1) Free rent from April 1, 2021 to June 30, 2021, and rent will be charged from July 1, 2021.

(2) Lender shall bear the interior construction cost and signboard installation cost of the first floor with a deposit of 50 million yen as collateral, and the borrower shall bear the cost beyond that.

(3) Since the lender will bear all or part of the interior construction costs, when moving out, only the features, equipment, etc. installed by B in the property will be removed.

(4) The lender shall refund the deposit in full to the borrower within one month after confirming that there is no residue in the preceding paragraph. However, no interest will be given to the deposit.

(5) Security costs Fire insurance = utilities costs will be borne by the lender, and insurance related to products will be borne by the borrower.

Contract Terms

(Conclusion of the contract)

Article 1 The content is mentioned as above.

(Contract Period)

Article 2 Contract Period is described as above.

1. Contract Period is described as above.

2. Contract ends when the period expires. However, Lender and Borrower can conclude a new contract.

3. Lender shall notify the Borrower in writing from one year to six months before the expiration of the specified period (hereinafter referred to as the “notification period”) that the lease will end upon the expiration of the period.

4. Lender cannot insist on the termination of the lease to the Borrower without giving the notice prescribed in the preceding paragraph, and the Borrower can continue to rent the property even after the expiration of the period. However, if Lender notifies the lessee that the lease will end due to the expiration of the notification period after the notification period has elapsed, the lease will end on the day when 6 months have passed from the date of the notification.

(Rental Fee)

Article 3 Rental Fee is prescribed in the preceding paragraph.

1. Rental Fee is prescribed in the preceding paragraph.

2. When the rent becomes unreasonable, the rental fee can be revised after consultation between Lender and Borrower.

3. Rental Fee for a period less than 1 month shall be calculated daily with 1 month as 30 days.

4. Commodity tax and local tax levied on rent shall be borne by Borrower.

(Attribution of Burden)

Article 4 Lender shall bear the taxes and public dues related to the property.

1. Lender shall bear the taxes and public dues related to the property.

2. Lender shall bear the utility charges and usage charges related to other dedicated equipment.

3. Borrower shall bear fire insurance.

(Guarantee)

Article 5 Borrower pays Lender the guarantee described as above.

(Prevention of Antisocial Forces)

Article 6

1. Lender and Borrower declares that it does not fall under any of the categories of an organized crime group, a member of an organized crime group, a person for whom five years have not elapsed since the time the person ceased to be a member of an organized crime group, an associate of an organized crime group, a company affiliated with an organized crime group, a corporate racketeer, etc., a hoodlum disguised as a supporter of a social movement, etc., or white-collar crime group, etc., or any other person/entity similar to any of the above (hereinafter collectively referred to as “organized crime Group Member, etc.”), or falls under any of the following categories, at present and assures the same into the future:

(ⅰ) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the management of the entity is controlled by the Organized Crime Group Member, etc.

(ⅱ) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the organized crime Group Member, etc., is substantially involved in the management of the entity.

(ⅲ) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person wrongfully uses an Organized Crime Group Member, etc., for such purposes as unfairly benefiting the entity or Person itself, the entity’s or the person’s own company or a third party or causing damage to a third party.

(ⅳ) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person provides funds, etc. or other benefits to the Organized Crime Group Member, etc.; or

(ⅴ) an entity of which a board member, etc. or any other person who is substantially involved in the management of the entity has a socially condemnable relationship with an Organized Crime Group Member, etc.

2. Lender and Borrower assure that they will not perform any of the following acts by themselves or by using a third party:

(ⅰ) act of making demands in a violent way.

(ⅱ) act of making unreasonable demands beyond the legal responsibility of the demanded party.

(iii) act of using threatening language/behavior or using violence in relation to transactions.

(iv) act of discrediting the Bank or disrupting the Bank’s operations by spreading rumors, using fraudulent means or force; or

(Prohibited or Restricted Acts)

Article 7

1. Borrower shall not assign the lease right or use it as collateral for all or part of the property without the written consent of the Lender.

2. Borrower shall not extend, remodel, relocate, remodel or remodel the property or install any work on the property’s premises without the written consent of the Lender.

3. Borrower shall not change the usage of the building without the written consent of the Lender.

4. Borrower shall not take any action that bothers neighbors.

(Borrower’s Management Obligation)

Article 8

1. Borrower is obliged to use the property with the care of a good manager.

2. Borrower shall pay attention to fire prevention.

3. Borrower shall comply with Lender’s associations and bylaws of use.

4. Borrower bears the cost of re-installation when the key is lost.

5. Borrower shall not change the key of the building without permission of the Lender.

(Repairs during the Contract Period)

Article 9 Generally Lender bears repairing fee except the repairs due to reasons attributable to Borrower.

(Cancellation of Contract)

Article 10 The Contract shall be cancelled if Borrower violates the Contract.

(Cancellation from Borrower)

Article 11 This Contract can be canceled by requesting Lender to cancel the contract 3 months in advance.

(Reduction of Rent due to Partial Loss, etc.)

Article 12

1. If a part of the property becomes unusable due to loss or other reasons and it is not attributable to Borrower, Lender and Borrower will rent according to the proportion of the unusable part. The necessity, degree, and period of reduction shall be discussed at any time.

2. Borrower may terminate this Contract if the remaining portion alone cannot achieve the purpose of the lease.

(Termination of Contract)

Article 13 If the property becomes unusable, this will terminate the contract.

(Property Returning)

Article 14 Borrower must notify Lender at least 10 days before the date of returning the property to Lender.

(Restoration of Property)

Article 15 Borrower must remove the equipment installed for the business purpose when return the property.

(Entry Property)

Article 16

1. Lender can enter the property with the prior consent of Borrower when there is a particular need for fire protection of the Property, maintenance of the structure of the Property, or other management of the Property.

2. Borrower shall not refuse the entry of Lender based on the provisions of the preceding paragraph unless there is a justifiable reason.

(Lender’s Obligation to Notify Borrower)

Article 17 Lender must immediately notify Borrower if there is any change of thee rent payment method or the owner of the property.

(Borrower’s Obligation to Notify Lender)

Article 18 Borrower shall immediately notify Lender when Borrower has a name change, merger, or significant change in business purpose at the time of the conclusion of this contract.

(Overdue Penalty)

Article 19 If Borrower delays the payment of the monetary debt arising from this agreement, Borrower shall pay the delinquent damages by 14.6% per year (one year calculate as 365 days).

(Borrower’s Guarantee)

Article 20 Prescribed in Special Contract.

(Re-contract)

Article 21 If Lender intent to re-contract, Lender shall notify Borrower with the written notice prescribed in Article 2.

(Disclaimer)

Article 22 For disasters such as earthquakes, fires, storms and floods, theft, power outages, and other reasons not attributable to both parties or accidents recognized as force majeure, or to the responsibility of Lender or Borrower. Lender or Borrower shall not be liable to each other for damages to Lender or Borrower caused by a failure of equipment such as electricity, gas, water supply and drainage.

(Discussions)

Article 23 If there is any doubt about the interpretation of matters not stipulated in this contract or the provisions of this contract, Lender and Borrower shall discuss and resolve in good faith in accordance with the Civil Code and other laws and practices.

(Court of Jurisdiction)

Article 24 When it becomes necessary to file a proceeding regarding a dispute arising from this contract, the local (summary) court having jurisdiction over the location of the property shall be the court of first instance jurisdiction.

(Special Contract)

Article 25 Special Contract prescribed in previous paragraph.

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